Exhibit 99.7

GLA & Company
Lawyers & Legal Consultants WLL

36th-37th Floor, Arraya Tower II
Al-Shuhada Street
Sharq, Kuwait
Tel: +965 2291 5800
www.glaco.com

In Association With

LEGAL OPINION

OMS Energy Technologies Inc.

10 Gul Circle

Singapore 629566

+65 6861 2677

Attention: Mr How Meng Hock

22 November 2024

Dear Sirs,

Re: Registration Statement On Form F-1 Of OMS Oilfield Services Saudi Arabia Ltd. (The “Company”)

We have acted as Saudi legal counsel to the Company in connection with the Offering (as defined below) and we refer to the Registration Statement on Form F-1 (the “Registration Statement”) filed by OMS Energy Technologies Inc. (the “ListCo”) with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the public offering (“Offering”) of ordinary shares in the capital of ListCo. We have taken instructions solely from the Company.

1	Scope of Legal Opinion

This legal opinion (“Legal Opinion”) relates only to the published and gazetted laws of the Kingdom of Saudi Arabia (“KSA”), in force at the date hereof (“KSA Law”). We have made no independent investigation of the laws of any jurisdiction other than KSA as a basis for the opinions hereinafter expressed and do not express or imply any opinion thereon.

Unless otherwise herein defined, capitalised terms defined in the Registration Statement have the same meanings where used in this Legal Opinion.

2	Documents reviewed

For the purposes of rendering this Legal Opinion, we have reviewed:

a)	a copy of the Registration Statement on Form F-1;

b)	a copy of the Articles of Association of the Company;

c)	a copy of the Commerical Registration of the Company;

d)	a copy of the Ministry of Investment of Saudi Arabia (“MISA”) license; (b through d are collectilvey the (“Constitutional Documents”) and

e)	such other documents as we have considered necessary or desirable in order that we may render this Legal Opinion and provided to us by Company.

3	Assumptions

This Legal Opinion is based on the following assumptions:

(a)	the genuineness and authenticity of all signatures, stamps, endorsements, certifications and seals (if any) on all the above documents (including, without limitation);

(b)	the completeness and conformity to originals of all documents supplied to us as certified, electronic, scanned or photo static copies and the authenticity of the originals of such documents;

(c)	the documents so supplied are up-to-date and have not been amended, revoked or supplemented;

(d)	there are no dealings between the parties that affect, modify or supersede the any of the Constitutional documents;

(e)	the documents are within the capacity and powers of, have been validly authorised with all internal requirements and procedures, and have been duly executed by, each party other than the Company;

(f)	in the case of the Company, in determining that it enter into the Offering, its directors have acted for a proper purpose and its entry into the Offering is in its best interest;

(g)	that no laws other than KSA Law would affect any of the conclusions stated in this Legal Opinion;

(h)	the Company is solvent and able to pay its debts, no receiver has been appointed to the Company (or an application made in that respect) and no action has been taken to wind-up, dissolve or liquidate the Company on a solvent or insolvent basis;

(i)	all relevant documents and information that would have an impact on the rendering of this opinion have been disclosed to us;

(j)	save in respect of any matter which is the subject of an opinion herein given, each statement of fact made to us by or on behalf of the Company or any other party or otherwise contained in the Registration Statement remains true, complete and accurate in all material respects; and

(k)	save in respect of the Constitutional Documents, the Company is not a party to any agreement or arrangement which would preclude it from entering into, granting, or performing its obligations under the Offering or that, if consent is required under any such agreement or arrangement, such consent has been obtained.

4	Searches

We have made no:

(a)	searches, independent investigations or enquiries of any factual information contained in the documents listed in paragraph 2 to verify any of the above assumptions;

(b)	opinion on any financial statements or other financial data, or any other financial, business, statistical, operational, accounting, audit or taxation issues (including matters relating to the prospects and future performance of the Company;

(c)	opinion on any statements or opinions as to prospects, projections or the occurrence of matters in the future, which are referred to in the Relevant Sections of the Registration Statement; and/or

(d)	opinion in respect of laws, regulations, rules and agreements incorporated by reference into the Registration Statement other than KSA Law.

5	Legal Opinion

On the basis of the above assumptions and subject to the specific and general qualifications set out in paragraph 6 below, we are of the opinion that:

The statements set forth in the Registration Statement under the captions “Risk Factors”, “Enforceability of Civil Liabilities – KSA”, “ History and Corporate Structure”, “Business”, and “Regulatory Environment” (collectively, the “Relevant Sections”) insofar as such statements constitute summaries of the KSA legal matters referred to therein as of the date hereof, fairly present the information called for with respect to such legal matters and fairly summarise the matters referred to therein as of the date hereof.

6	Qualifications

This Legal Opinion is, however, subject to certain general and specific qualifications as follows:

(a)	our Legal Opinion under KSA Law does not include any matter relating to the principles and/or practice of Islamic Shari’a;

(b)	the opinions set out at paragraph 5 above are our express opinions and are not to be extended by implication;

(c)	other than those specifically set out at paragraph 2 of this Legal Opinion:

(i)	we have not reviewed any other document; and

(ii)	we express no opinion on any other document (including documents referred to, cross- referenced in or produced in support of the Registration Statement) or the effect, if any, such other documents might have upon the Registration Statement and the opinions expressed in this Legal Opinion in relation to the Registration Statement; and

(d)	except as may be expressly stated in this Legal Opinion, we express no opinion on any financial statements or other financial data, or any other financial, business, statistical, operational, accounting, audit or taxation issues (including matters relating to the prospects and future performance of the Company; and any statements or opinions as to prospects, projections or the occurrence of matters in the future, which are referred to in the Relevant Sections of the Registration Statement.

7	Reliance and disclosure

(a)	In preparing the Relevant Sections, we have relied on the material, documents, information and confirmations provided to us by the Company and have not separately conducted any on- site visit, operational due diligence or other verification.

(b)	This opinion relates only to the laws of general application of KSA as published at the date hereof and as currently applied by the courts of KSA , and is given on the basis that it will be governed by and construed in accordance with the laws of KSA. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the KSA. In respect of the Registration Statement, we have assumed due compliance with all matters concerning the laws of all other jurisdictions other than KSA.

(c)	We hold ourselves out as only having legal expertise and our statements in this letter are made only to the extent that a law firm practising Saudi law in KSA, having our role in connection with the Offering, would reasonably be expected to have become aware of relevant facts and/or to have identified the implications of those facts.

(d)	Our opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Offering or otherwise including, but without limitation, any other document signed in connection with the Offering. Subject to the foregoing, we consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder. Further, save for the use of this opinion as an exhibit to the Registration Statement, this opinion is not to be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable federal securities laws in the United States, if applicable) or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

(e)	This opinion is given on the basis of the laws of KSA in force as at the date of this opinion and we undertake no responsibility to notify you of any change in the laws of KSA after the date of this opinion.

(f)	This Legal Opinion is provided solely for the benefit of the Addressee(s) and any other person who we agree in writing may rely on this Legal Opinion (a “Beneficiary”).

(g)	No person may, without our written consent:

(iii)	assign to (or hold the benefit of this Legal Opinion as agent or on trust for) any other person; or

(iv)	(subject to paragraph 7(c)) disclose this Legal Opinion (or any copy of it) to any other person.

Yours faithfully,

/s/ GLA & Company

GLA & Company